WORLD MONITOR TRUST III SERIES G CLASS 1

Unaudited Account Statement

For the Month Ending March 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of March 31, 2007 for World Monitor Trust III Series G Class 1. The net asset value of an interest as of March 31, 2007 was $89.91, a decrease of -3.26% from the February 28, 2007 value of $92.94. The calendar year-to-date return for World Monitor Trust III Series G Class 1 was a decrease of -10.25% as of March 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($65,595.13)
Change in Unrealized Gain/(Loss)	$35,595.74
Gain/(Loss) on Other Investments	$649.34
Brokerage Commission	($255.72)

Total Trading Income	($29,605.77)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$165.70
Management Fees	$413.00
Advisory Fees	$2,011.66
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$3,964.31

Total Expenses	$6,554.67

Interest Income	$3,847.27

Net Income(Loss) from the Period	($32,313.17)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$991,198.05	$92.94
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	($32,313.17)

Month End	$958,884.88	$89.91

Monthly Rate of Return	-3.26%
Year to Date Rate of Return	-10.25%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series G Class 1

WORLD MONITOR TRUST III SERIES H CLASS 1

Unaudited Account Statement

For the Month Ending March 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of March 31, 2007 for World Monitor Trust III Series H Class 1. The net asset value of an interest as of March 31, 2007 was $88.30, an increase of +1.45% from the February 28, 2007 value of $87.04. The calendar year-to-date return for World Monitor Trust III Series H Class 1 was a decrease of -2.46% as of March 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$12,102.81
Change in Unrealized Gain/(Loss)	$5,939.27
Gain/(Loss) on Other Investments	$274.05
Brokerage Commission	($483.48)

Total Trading Income	$17,832.65

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$142.29
Management Fees	$418.04
Advisory Fees	$2,562.46
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$4,038.10

Total Expenses	$7,160.89

Interest Income	$3,916.72

Net Income(Loss) from the Period	$14,588.48

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,003,293.44	$87.04
Addition	$0.00
Withdrawal	($568,237.68)
Net Income/(Loss)	$14,588.48

Month End	$449,644.24	$88.30

Monthly Rate of Return	1.45%
Year to Date Rate of Return	-2.46%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series H Class 1

WORLD MONITOR TRUST III SERIES I CLASS 1

Unaudited Account Statement

For the Month Ending March 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of March 31, 2007 for World Monitor Trust III Series I Class 1. The net asset value of an interest as of March 31, 2007 was $87.21, a decrease of -5.05% from the February 28, 2007 value of $91.85. The calendar year-to-date return for World Monitor Trust III Series I Class 1 was a decrease of -12.27% as of March 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($15,086.39)
Change in Unrealized Gain/(Loss)	($783.23)
Gain/(Loss) on Other Investments	($0.78)
Brokerage Commission	($285.17)

Total Trading Income	($16,155.57)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$56.83
Management Fees	$140.03
Advisory Fees	$521.92
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$1,343.46

Total Expenses	$2,062.24

Interest Income	$1,237.12

Net Income(Loss) from the Period	($16,980.69)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$336,069.67	$91.85
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	($16,980.69)

Month End	$319,088.98	$87.21
Monthly Rate of Return	-5.05%
Year to Date Rate of Return	-12.27%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series I Class 1

WORLD MONITOR TRUST III SERIES J CLASS 2

Unaudited Account Statement

For the Month Ending March 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of March 31, 2007 for World Monitor Trust III Series J Class 2. The net asset value of an interest as of March 31, 2007 was $89.20, a decrease of -2.07% from the February 28, 2007 value of $91.09. The calendar year-to-date return for World Monitor Trust III Series J Class 2 was a decrease of -7.77% as of March 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($133,828.86)
Change in Unrealized Gain/(Loss)	$53,201.99
Gain/(Loss) on Other Investments	$1,248.60
Brokerage Commission	($2,152.94)

Total Trading Income	($81,531.21)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$646.87
Management Fees	$1,664.73
Advisory Fees	$8,299.62
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$6,364.10

Total Expenses	$16,975.32

Interest Income	$15,762.39

Net Income(Loss) from the Period	($82,744.14)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$3,995,357.66	$91.09
Addition	$212,000.00
Withdrawal	($83,992.94)
Net Income/(Loss)	($82,744.14)

Month End	$4,040,620.58	$89.20

Monthly Rate of Return	-2.07%
Year to Date Rate of Return	-7.77%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series J Class 2

WORLD MONITOR TRUST III SERIES G CLASS 2

Unaudited Account Statement

For the Month Ending March 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of March 31, 2007 for World Monitor Trust III Series G Class 2. The net asset value of an interest as of March 31, 2007 was $89.35, a decrease of -3.09% from the February 28, 2007 value of $92.20. The calendar year-to-date return for World Monitor Trust III Series G Class 2 was a decrease of -9.78% as of March 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($72,089.46)
Change in Unrealized Gain/(Loss)	$39,119.94
Gain/(Loss) on Other Investments	$713.63
Brokerage Commission	($281.03)

Total Trading Income	($32,536.92)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$182.11
Management Fees	$453.99
Advisory Fees	$2,210.83
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$2,541.84

Total Expenses	$5,388.77

Interest Income	$4,264.06

Net Income(Loss) from the Period	($33,661.63)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,089,587.25	$92.20
Addition	$69,500.00
Withdrawal	$0.00
Net Income/(Loss)	($33,661.63)

Month End	$1,125,425.62	$89.35

Monthly Rate of Return	-3.09%
Year to Date Rate of Return	-9.78%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series G Class 2

WORLD MONITOR TRUST III SERIES H CLASS 2

Unaudited Account Statement

For the Month Ending March 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of March 31, 2007 for World Monitor Trust III Series H Class 2. The net asset value of an interest as of March 31, 2007 was $82.48, an increase of +1.62% from the February 28, 2007 value of $81.17. The calendar year-to-date return for World Monitor Trust III Series H Class 2 was a decrease of -1.97% as of March 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$5,181.97
Change in Unrealized Gain/(Loss)	$2,542.97
Gain/(Loss) on Other Investments	$117.34
Brokerage Commission	($207.01)

Total Trading Income	$7,635.27

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$60.92
Management Fees	$178.99
Advisory Fees	$1,097.15
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$1,013.00

Total Expenses	$2,350.06

Interest Income	$1,676.99

Net Income(Loss) from the Period	$6,962.20

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$429,571.70	$81.17
Addition	$0.00
Withdrawal	($21,235.64)
Net Income/(Loss)	$6,962.20

Month End	$415,298.26	$82.48
Monthly Rate of Return	1.62%
Year to Date Rate of Return	-1.97%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series H Class 2

WORLD MONITOR TRUST III SERIES J CLASS 1

Unaudited Account Statement

For the Month Ending March 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of March 31, 2007 for World Monitor Trust III Series J Class 1. The net asset value of an interest as of March 31, 2007 was $90.01, a decrease of -2.29% from the February 28, 2007 value of $92.13. The calendar year-to-date return for World Monitor Trust III Series J Class 1 was a decrease of -8.33% as of March 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($2,215,478.36)
Change in Unrealized Gain/(Loss)	$859,472.43
Gain/(Loss) on Other Investments	$20,176.73
Brokerage Commission	($35,547.35)

Total Trading Income	($1,371,376.55)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$10,604.91
Management Fees	$27,251.32
Advisory Fees	$135,291.15
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$213,184.59

Total Expenses	$386,331.97

Interest Income	$256,897.46

Net Income(Loss) from the Period	($1,500,811.06)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$65,403,171.22	$92.13
Addition	$1,338,430.00
Withdrawal	($1,529,508.32)
Net Income/(Loss)	($1,500,811.06)

Month End	$63,711,281.84	$90.01
Monthly Rate of Return	-2.29%
Year to Date Rate of Return	-8.33%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of World Monitor Trust III Series J Class 1